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                                                                    EXHIBIT 99.1



                WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER
                          PURSUANT TO 18 U.S.C. SS.1350



         Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chairman and Chief Executive Officer of Visteon Corporation (the "Company"), hereby certify, based on my knowledge, that Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Peter J. Pestillo
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Peter J. Pestillo
November 11, 2002